Exhibit 3.7

CERTIFICATE OF VALIDATION OF
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF ATLIS MOTOR VEHICLES INC.

Atlis Motor Vehicle Inc., a Delaware corporation (the “Corporation”), hereby certifies that:

1.	The defective corporate act that is the subject of this certificate of validation is the amendment to the Certificate of Incorporation of the Corporation (the “Certificate”), effected by the filing of a certificate of amendment with the Office of the Secretary of State of the State of Delaware on February 13, 2018, which increased the authorized number of shares to 17,857,143 and re-designated all of the capital stock as Common Stock, par value $0.29.

2.	The nature of the failures of authorization in respect of the aforementioned defective corporate act is: the Corporation's Board of Directors and stockholders did not approve, and the Corporation did not effect, the aforementioned amendment in the manner required by Section 242 of the Delaware General Corporation Law (the “DGCL”).

3.	The aforementioned defective corporate act was ratified in accordance with Section 204 of the DGCL. The Board of Directors of the Corporation ratified such act on April 13, 2022, pursuant to duly adopted resolutions. The stockholders of the Corporation approved the ratification of such act on April 13, 2022, pursuant to resolutions duly adopted by written consent in lieu of a meeting pursuant to Section 228 of the DGCL.

4.	A document titled “Certificate of Amendment of Certificate of Incorporation” was previously filed on February 13, 2018 by the Corporation with the State Office in respect of the Corporate Act. No changes to such certificate are required to give effect to the ratification of the aforementioned defective corporate act in accordance with Section 204 of the DGCL. A copy of such Certificate of Amendment is attached hereto and incorporated herein by reference.

[Signature page follows]

In witness whereof, the undersigned has caused this Certificate of Validation to be signed by its duly authorized officer on the date set forth below.

ATLIS MOTOR VEHICLES INC.

By:	/s/ Mark Hanchett
Name:	Mark Hanchett
Title:	Chief Executive Officer
Date:	April 14, 2022

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ATTACHMENT

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

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STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify

FIRST: That at a meeting of the Board of Directors of
ATLIS MOTOR VEHICLES INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

Article Fourth: The total number of common shares which the corporation shall have the authority to issue is 17,857,143 shares and the par value of each of such shares is $0.29.

SECOND- That thereafter, pursuant. to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD- That said amendment was duly adopted in accordance with the. provisions of Section 242 of the General Corporation Law of the State of Delaware,

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this    29        day of December, 2017.

By:	/s/ Mark Hanchett
Authorized Officer
Title:	President
Name:	Mark Hanchett

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